Exhibit 10.26

Microsoft PO #	96687609
DealPoint ID #

Amended and Restated Statement of work ("A&R SOW")

Addresses and contacts for notices
"Microsoft"	"Supplier"
Company Name: Microsoft Corporation	Company Name: Touchpoint Metrics, Inc. DBA MCorp Consulting
Primary Contact: Rosie Mastrandrea	Primary Contact: Michael Hinshaw
Address: One Microsoft Way, Redmond, WA 98052 - 6399	Address: 201 Spear Street, Suite 1100, San Francisco, CA 94105
Phone number:	Phone number: 415-526-2290
Fax number:	Fax number: 415-526-2650
Email: rosiem@microsoft.com	Email: admin@mcorpconsulting.com
Secondary Contact:	Secondary Contact: Jolie Benner (Accounting)
Microsoft Supplier Number: 2179424

A&R SOW Effective Date:	March 6, 2015
A&R SOW Expiration Date:	April 31, 2015
DealPoint # for Master Agreement	N/A
Agreed and accepted
Microsoft	Supplier
Microsoft Signature: JENNIFER MARCOU	Supplier Signature: MICHAEL HINSHAW
Microsoft Name:	Supplier Name: Michael Hinshaw
Microsoft Title:	Supplier Title: President
Microsoft Date: 10 March 2015 | 4:49 PM PT	Supplier Date: 11 March 2015 | 12:51 PM PT

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This Amended and Restated Statement of Work (A&R SOW) amends that certain Statement of Work with an effective date of ___________, entered into pursuant to the Microsoft Purchase Order Terms and Conditions by the parties hereto. This A&R SOW has the A&R SOW Effective Date set forth above.
1.	Description of Services
Pursuant to and in conformance with any standards, guidelines and/or specifications which may be provided by Microsoft to Supplier from time to time, Supplier shall  deliver to  and/or  perform for Microsoft the following goods, services and/or other items or materials as a work made for hire (collectively, the "Services").
Supplier will apply its proven approach to and methodological system for Customer Experience Management to assist Microsoft's Applications and Services Group and Office 365 team to leverage an outside-in "customer" perspective to codify the end-to-end SMB onboarding experience, and developing research and strategy-driven recommendations for a series of prioritized improvements.
Specifically, Supplier will assist O365 to better understand the O365 onboarding journey and help identify improvement opportunities by "walking" two defined personas (business owner and very small business owner) through relevant, end-to-end, scenario-based journeys across the onboarding lifecycle, as defined.
The insights gained through this engagement will help Microsoft's O365 team to support their vision of providing an excellent customer experience (CX), through a better understanding of the current end-to-end experience across key interest areas including the overall onboarding journey, individual journey stages, individual touchpoints encountered and the functional and emotional attributes and expectations desired.
Specifically, Supplier will assist Microsoft and the Office 365 team to:
▪	Define an Initial CX Model from Existing Materials:
o	From analysis of existing research (OEs), build model inventory for overall O365 customer experience
o	Include attributes, touchpoints, wants/needs and pain points and PSAT-defined journey stages
o	From UX defined SMB persona: create Very Small Business Owner, Business Owner CX personas
▪	Quantify the SMB O365 Experience
o	Validate initial CX Model with small sample (~10-15 per segment); adjust model as needed
o	Quantify CX Model by "walking through" process with larger pop. (~120 per segment); gather ratings and thoughts
o	Conduct analytics to identify experience gaps, connecting PSAT to journeys, stages, touchpoints and emotions
▪	Identify and Prioritize Issues
o	Based on analysis of gaps and impact to PSAT, identify potential issues to be addressed
o	In a joint, cross-functional working session, prioritize these issues, define root cause of these issues and prioritize specific solutions to solve them based on time, impact and resource requirements

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Microsoft will be responsible for internal project management, as well as acquisition and supply of existing customer data/research sample, in supplier required formats. Additionally, Microsoft will be responsible for any design, development and deployment of specific improvement solutions.
The key activities for each phase of Suppliers work are as follows:
▪	Phase 1: Project Plan
o	Develop detailed schedule
o	Define project roles and responsibilities
o	Create research plan and sample tables
o	Make initial data requests
▪	Phase 2: Research - Conduct Qualitative and Quantitative Customer Research
o	Build model inventory for overall O365 customer experience
o	Conduct qualitative customer research (onboarding diary/rank rate survey methodology) 2 Groups, ~12-15 Participants in each
o	Conduct quantitative customer research (large scale web-based survey methodology) ~1200 Respondents
▪	Phase 3: Data Analytics – Analyze research data and finalize customer persona
o	Conduct data analysis (including drivers) and research summary findings completed
o	Provide access to quantitative research data via Touchpoint Mapping On-Demand
o	Validate persona and finalize for two target persona
o	Develop and present high-level research results
▪	Phase 4: Customer Experience Strategy - Codify current state customer journeys, and define customer experience strategy for onboarding.
o	Develop Current State ("as is") journey maps for two defined persona
o	Develop straw-model definitions of SMB CX strategy options
o	Develop draft design framework
o	Conduct working session: value prop definition, strategy validation
o	Develop and present value prop and strategy
▪	Phase 5: Ideal State Definition - Define ideal state customer journeys, and prioritize improvement opportunities
o	Conduct ideal state experience definition and (re)design workshop
o	Develop Ideal state ("to-be") journey maps for two defined persona
o	Conduct initiatives identification and prioritization workshop
o	Develop final findings and recommendations
o	Deliver final stakeholder presentation
All Services shall be treated as Microsoft Confidential Information unless otherwise designated by Microsoft.

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2.	Deliverables/Delivery Schedule
Assuming a start date of no later than January 26, 2014, Supplier shall complete and deliver all Services to Microsoft on or before April 31, 2015. The milestone delivery schedule for the Services, if applicable, shall be as follows: (Please note: Completion of milestones by these dates is dependent on Microsoft's ability to adhere to applicable dates in the detailed project schedule)

Milestone #	Brief Description of Services to be completed by Supplier and delivered to Microsoft	Due on or Before	Service Fee Due
1	Completion of Phase 1: Project Plan	1/30/2015	$90,900.00
2	Completion of Phase 2: Customer Research	3/15/2015	$90,900.00
3	Completion of Phase 3: Data Analytics	3/31/2015	$40,400.00
4	Completion of Phase 4: Customer Experience Strategy	3/31/2015	$40,400.00
5	Completion of Phase 5: Ideal State Definition	4/31/15	$40,400.00

3.	Payment
3.1	Services Fees
As complete and final payment for Services which have been completed and delivered by Supplier to Microsoft and which have been accepted by Microsoft, Microsoft shall pay Supplier a Total fee not to exceed service fees and expenses in the amount of Three Hundred Thirty Three Thousand U.S. Dollars ($333,000.00 USD) in accordance with the following terms. The Service Fees for this A&R SOW are a Not to Exceed (NTE) amount based on the Description of Services and may be paid in accordance with the Milestones noted in Section 2 Deliverables/Delivery Schedule.  Vendor has taken appropriate steps to understand the project requirements and will deliver the Services at, or below, the NTE cost in section 3.3 Fee Calculation.
3.2	Expenses
Microsoft shall reimburse Supplier up to Ten Thousand U.S. Dollars ($10,000.00 USD) for pre- approved, reasonable and actual travel and travel-related expenses incurred by Supplier in connection with the performance of the Services. All travel expenses hereunder are subject to Microsoft's review and the Microsoft Travel Policy and Supplier must submit appropriate documentation evidencing expenses to be reimbursed.
Microsoft shall reimburse Vendor up to Twenty Thousand U.S. Dollars ($20,000.00 USD) for pre-approved, additional Supplier fees.

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3.3	Fee Calculation
For all engagements (Time & Materials and Not to Exceed) the following table is required to capture resource levels associated with the A&R SOW. All Levels and Rates must be in accordance with established Non-Tech PM Rate Cards. Total cost in the table in 3.3 should align to the total cost of Service Fees, as defined in Section 3.1.
	Resource Level	Resource Hourly Bill Rate	Total Hours Needed	Total NTE Cost
1	Level 1: Analyst/Consultant	$175.00	300	$52, 500.00
2	Level 2: Senior Consultant/ Research Director	$250.00	240	$60,000.00
3	Level 3: Senior Project Manager	$375.00	300	$112,500.00
4	Level 5: Managing Director	$650.00	120	$78,000.00
Sub-Total				$303,000.00
Travel Expenses (if any - see Section 3.2, above )				$10,000.00
Supplier Fees (if any – see Section 3.2, above)				$20,000.00
Total				$333,000.00

Microsoft has utilized industry standard resource level classifications, and pre-negotiated hourly rates to determine NTE (not to exceed) pricing.
4.	Relationship of the Parties
Supplier is responsible for and will pay all wages, fringe benefits, payroll taxes, insurance, work schedules, and work conditions with respect to its employees, contractors or other resources performing Services under this A&R SOW.
Supplier will defend, indemnify, and hold Microsoft harmless from and against any action instituted by Supplier personnel against Microsoft for wages, fringe benefits, other compensation, or similar claims under applicable law; and any claims challenging the Supplier's right to dismiss its personnel.
5.	Privacy and Data Protection
(a)	"Personal Information" means any information provided by Microsoft or collected by Supplier in connection with this A&R SOW
(i)	That identifies or can be used to identify, contact, or locate the person to whom such information pertains; or
(ii)
From which identification or contact information of an individual person can be derived. Personal Information includes, but is not limited to: name, address, phone number, fax number, e-mail address, social security number or other government- issued identifier, and credit card information. Additionally, if any other information (e.g., a personal profile, unique identifier, biometric information, and/or IP address) is associated or combined with Personal Information, then such information is also

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(iii)
(iv)	Personal Information.
(b)
If Supplier collects or accesses any Personal Information as part of performing the Services, Supplier agrees to comply with all applicable requirements contained at  http://www.microsoft.com/about/companyinformation/procurement/toolkit/requirements.  mspx or as otherwise provided by Microsoft.

6.	Change Management
Unless specifically described otherwise in the A&R SOW, changes to this A&R SOW will be made by mutually executed amendment.
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